                                                                 Exhibit 2(a)(1)


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

               MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

     I. The name of the limited partnership is MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP.

     II. The address of the Partnership's registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is the Corporation Service Company.

     III. The name and mailing address of the general partner is as follows:

          NAME                                 MAILING ADDRESS
          ----                                 ---------------
          MORGAN STANLEY                       One Tower Bridge
          ALTERNATIVE INVESTMENT               West Conshohocken, Pennsylvania 19428
          PARTNERS LP

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP as of November 6, 2001.

                             By:   MORGAN STANLEY ALTERNATIVE
                                   INVESTMENT PARTNERS LP

                             By:   Morgan Stanley AIP GP LP,
                                   As General Partner

                             By: Morgan Stanley Alternative Investments Inc., As General Partner

                             By:   /s/  Vincent B. Tritto
                                   ----------------------
                                   Name:  Vincent B. Tritto
                                   Title: Vice President